FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (the “First Amendment”) is made and entered effective as of July 24, 2026 (the “First Amendment Effective Date”), by and between GIPIL 3134 W 76th Street, LLC, a Delaware limited liability company (the “Seller”), and DDF Candor, LLC, a Texas limited liability company (the “Purchaser”).

RECITALS

A.
WHEREAS, Seller and Purchaser previously entered into that certain Purchase and Sale Agreement having an Effective Date of June 22, 2026 (the “Agreement”), regarding certain real property located in Chicago, Illinois, and more particularly described in the Agreement.

B.
WHEREAS, Seller and Purchaser desire to amend certain provisions of the Agreement in the manner provided for in this First Amendment.

C.
WHEREAS, all capitalized terms used in this First Amendment shall have the same meanings ascribed to them in the Agreement, unless otherwise indicated herein to the contrary.

NOW, THEREFORE, for good and valuable consideration and the mutual covenants, terms, and conditions set forth herein, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

1.
Recitals. The recitals set forth above are incorporated herein as if restated in their entirety.

2.
Ratification. The Agreement is hereby ratified as of the date hereof and declared in full force and effect as of such date, as modified and amended hereby. From and after the First Amendment Effective Date, all references to the Agreement shall be deemed to refer to the Agreement as amended by this First Amendment.

3.
Section 2.4 – Additional Earnest Money. The Agreement is hereby amended to add a new Section 2.4 to the Agreement as follows:

“2.4 An additional sum of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) (the “Additional Earnest Money”) shall be paid in cash within two (2) business days of the First Amendment Effective Date, to be held in the same account as the Initial Earnest Money by the Escrow Agent. The Additional Earnest Money Deposit shall immediately become non-refundable and shall be applied to the Purchase Price at Closing. The Initial Earnest Money and Additional Earnest Money may hereafter, be collectively referred to as the “Earnest Money.”

4.
Closing Date. On the condition that the Purchaser timely deposits the Additional Earnest Money pursuant to this First Amendment and notwithstanding anything in the Agreement to the contrary, the Closing Date shall be extended to on or before August 28, 2026.

5.
Deletion of Section 9.2: Section 9.2 of the Agreement, including each and every reference to Purchaser’s one-time right to extend the Closing Date included in Section 9.2, is hereby deleted in its entirety, and all such references shall be of no further force or effect as of the First Amendment Effective Date.

6.
Immediate Waiver of Due Diligence Period; Approval to Proceed. As of the First Amendment Effective Date, Purchaser hereby waives the remainder of the Due Diligence Period and its right to terminate the Agreement pursuant to Sections 4 and 7 of the Agreement. Purchaser’s execution of this First Amendment

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shall be deemed a waiver by Purchaser of all contingencies and conditions precedent to Purchaser’s obligation to close and a representation and warranty from Purchaser to the Seller that Purchaser is ready, willing, and able to close on the Closing Date. Further, pursuant to Section 7.4 of the Agreement, this First Amendment shall constitute Purchaser's written approval that it will proceed with the purchase of the Property.

7.
No Further Amendments. In the event of any inconsistencies between the terms and provisions of this First Amendment and the terms and provisions of the Agreement, the terms and provisions of this First Amendment shall control.

8.
Entire Agreement. This First Amendment contains the entire understanding between the parties with respect to the matters being amended as contained herein.

9.
Counterparts. This First Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and all such counterparts together shall constitute one and the same instrument. Signature pages may be detached from the counterparts and attached to another to physically form one document. Handwritten signatures to this First Amendment or any agreement or document described herein transmitted by email or other similar electronic transmission (for example, through the use of a Portable Document Format or “PDF” file), shall be valid and effective to bind the party so signing. The parties acknowledge and agree that execution of this First Agreement may be accomplished by electronic signature utilizing DocuSign or any other mutually acceptable similar online, electronic, or digital signature technology.

[signature pages follow]

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(Purchaser’s Signature Page to the First Amendment to Purchase and Sale Agreement)

IN WITNESS WHEREOF, Seller and Purchaser have entered into this First Amendment to Purchase and Sale Agreement as of the First Amendment Effective Date.

PURCHASER:

DDF Candor, LLC,

a Texas limited liability company

By: Candor Capital Partners, LLC, a Florida limited liability company

Its: Manager

By: /s/ Benjamin Meshel

 Benjamin Meshel, Manager

 .

Execution Date: July 29, 2026

(Seller’s Signature Page Follows)

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(Seller’s Signature Page to the First Amendment to Purchase and Sale Agreement)

SELLER: GIPIL 3134 W 76th Street, LLC, a Delaware limited liability company By: /s/ David Sobelman David Sobelman, Authorized Officer Execution Date: July 28, 2029

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